Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2016

First Quarter Highlights:

●

Net loss was $509 million or $1.72 per common share compared with a net loss of $389 million or $1.37 per common share in the prior-year quarter; lower realized selling prices reduced first quarter 2016 after-tax results by approximately $230 million

●	Oil and gas production was 350,000 barrels of oil equivalent per day (boepd) compared to pro forma production, which excludes assets sold, of 355,000 boepd in the first quarter of 2015
●	E&P capital and exploratory expenditures were $544 million, down 56 percent from $1,244 million in the prior-year quarter
●	Issued 28,750,000 shares of Common Stock and 575,000 shares of 8% Series A Mandatory Convertible Preferred Stock for total net proceeds of approximately $1.6 billion
●	Cash and cash equivalents were $3.6 billion at March 31, 2016; debt to capitalization ratio, excluding Bakken Midstream, was 23.1 percent

NEW YORK, April 27, 2016, — Hess Corporation (NYSE: HES) today reported a net loss of $509 million, or $1.72 per common share, in the first quarter of 2016 compared with a net loss of $389 million, or $1.37 per common share, in the first quarter of 2015.  On an adjusted basis, first quarter 2015 adjusted net loss was $279 million.  Lower realized selling prices reduced first quarter 2016 after-tax results by approximately $230 million resulting from the weak commodity price environment.  First quarter 2016 results also reflected lower operating costs, general and administrative expenses, and depreciation, depletion and amortization expense versus the prior-year quarter.

“With our balance sheet strength, oil-leveraged portfolio and attractive growth opportunities, we believe the company is well positioned to deliver strong cash flow growth and long term value as oil prices recover”, said Chief Executive Officer John Hess.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended
	March 31,
	(unaudited)
	2016	2015
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(451)	$(314)
Bakken Midstream	14	27
Corporate, Interest and Other	(72)	(89)
Net income (loss) from continuing operations	(509)	(376)
Discontinued operations	—	(13)
Net income (loss) attributable to Hess Corporation	$(509)	$(389)

Net income (loss) per common share (diluted)	$(1.72)	$(1.37)

Adjusted Net Income (Loss) Attributable to Hess Corporation (a)
Exploration and Production	$(451)	$(221)
Bakken Midstream	14	27
Corporate, Interest and Other	(72)	(85)
Adjusted net income (loss) from continuing operations	(509)	(279)
Discontinued operations	—	—
Adjusted net income (loss) attributable to Hess Corporation	$(509)	$(279)

Adjusted net income (loss) per common share (diluted)	$(1.72)	$(0.98)

Weighted average number of shares (diluted)	299.8	283.5
(a)	Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability summarized on page 4.

Exploration and Production:

The Exploration and Production net loss in the first quarter of 2016 was $451 million compared to a net loss of $314 million in the prior-year quarter.  On an adjusted basis, first quarter 2015 net loss was $221 million, which excludes after-tax charges of $93 million primarily associated with dry-hole costs and lease impairment expense.

The Corporation’s average realized crude oil selling price was $28.50 per barrel in the first quarter of 2016, down from $45.08 per barrel in the year-ago quarter, including the effect of hedging.  The average realized natural gas liquids selling price in the first quarter of 2016 was $7.44 per barrel compared to $14.91 per barrel in the prior-year quarter while the average realized natural gas selling price was $3.42 per mcf, down from $4.74 per mcf in the first quarter of 2015.

Net production in the first quarter of 2016 was 350,000 boepd compared to pro forma net production, which excludes assets sold, of 355,000 boepd in the first quarter of 2015.  Lower gas nominations and production entitlement from the Malaysia/Thailand Joint Development Area (13,000 boepd) and lower volumes from Equatorial Guinea (10,000 boepd) were partially offset by production growth from the Utica shale play (12,000 boepd), the Gulf of Mexico (3,000 boepd) and the Bakken shale play (3,000 boepd).

Operational Highlights for the First Quarter of 2016:

Bakken (Onshore U.S.):  Net production from the Bakken increased to 111,000 boepd from 108,000 boepd in the prior-year quarter due to higher natural gas liquids and natural gas production in 2016.  The Corporation operated four rigs in the quarter and brought 31 gross operated wells on production.  Drilling and completion costs averaged $5.1 million per operated well, down 25 percent from the year-ago quarter.

Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, one rig operated in the quarter and nine wells were brought on production.  Net production averaged 29,000 boepd compared with 17,000 boepd in the prior-year quarter.  The rig has been released and no further drilling activity is planned in 2016.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 69,000 boepd compared to 66,000 boepd in the prior-year quarter.  Drilling at the Hess operated Stampede development project (Hess 25 percent) in the Green Canyon area of the Gulf of Mexico commenced in the first quarter of 2016.  Drilling operations have completed on the non-operated Sicily #2 (Hess 25 percent) exploration well where results are being evaluated, and at the non-operated Melmar (Hess 35 percent) exploration prospect, where noncommercial quantities of hydrocarbons were discovered and well costs were expensed in the quarter.

North Malay Basin: Net production from the Early Production System in the North Malay Basin (Hess 50 percent) averaged 5,000 boepd in the first quarter of 2016.  Progress continues on Full Field Development with first gas projected in 2017. The Phase 1 development drilling campaign is on schedule with six out of eleven planned wells now drilled.

Guyana (Offshore):  On the Stabroek Block (Hess 30 percent), the operator, Esso Exploration and Production Guyana Limited, completed a 3D seismic acquisition program covering approximately 17,000 square kilometers on the block and commenced drilling of the Liza #2 well.

Bakken Midstream:

The Corporation’s share of Bakken Midstream segment net income was $14 million in the first quarter of 2016, which reflects the sale of a 50 percent interest in the Bakken Midstream segment on July 1, 2015, compared to $27 million in the prior-year quarter.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $544 million in the first quarter of 2016 down from $1,244 million in the prior-year quarter reflecting reduced activities in the United States, Norway, Equatorial Guinea and the Malaysia/Thailand Joint Development Area.

Bakken Midstream capital expenditures were $35 million compared to $40 million in the year-ago quarter.

Liquidity:

Net cash provided by operating activities before working capital changes was $148 million in the first quarter of 2016 compared to $470 million in the year-ago quarter.  In February 2016, the Corporation received net proceeds of approximately $1.6 billion from the issuance of 28,750,000 shares of common stock and 575,000 shares of 8% Series A Mandatory Convertible Preferred Stock, with a liquidation preference of $1,000 per share.  At March 31, 2016, the Corporation had cash and cash equivalents of $3,557 million compared to $2,716 million at December 31, 2015.  Total debt, excluding the Bakken Midstream, was $5,883 million at March 31, 2016 and $5,888 million at December 31, 2015.  The Corporation’s debt to capitalization ratio, excluding Bakken Midstream, was 23.1 percent at March 31, 2016 and 24.3 percent at December 31, 2015.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after‑tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended
	March 31,
	(unaudited)
	2016	2015
	(In millions)
Exploration and Production	$—	$(93)
Bakken Midstream	—	—
Corporate, Interest and Other	—	(4)
Discontinued operations	—	(13)
Total items affecting comparability of earnings between periods	$—	$(110)

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended
	March 31,
	(unaudited)
	2016	2015
	(In millions)
Net income (loss) attributable to Hess Corporation	$(509)	$(389)
Less: Total items affecting comparability of earnings between periods	—	(110)
Adjusted net income (loss) attributable to Hess Corporation	$(509)	$(279)

The reconciliations of net cash provided by operating activities before working capital changes to net cash provided by (used in) operating activities are detailed under the subheading, Cash Flow Information, on page 6.

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measures

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by operating activities before working capital changes” is defined as Cash provided by operating activities excluding changes in working capital. Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by operating activities before working capital changes demonstrates the company’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by operating activities. A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) as well as a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by operating activities before working capital change are provided in the release.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$973	$1,538	$1,474
Other, net	20	12	(87)
Total revenues and non-operating income	993	1,550	1,387

Costs and expenses
Cost of products sold (excluding items shown separately below)	189	278	304
Operating costs and expenses	436	506	512
Production and severance taxes	19	36	36
Exploration expenses, including dry holes and lease impairment	132	269	378
General and administrative expenses	98	147	140
Interest expense	85	85	86
Depreciation, depletion and amortization	868	956	983
Impairments	—	—	1,231
Total costs and expenses	1,827	2,277	3,670

Income (loss) from continuing operations before income taxes	(834)	(727)	(2,283)
Provision (benefit) for income taxes	(346)	(351)	(492)
Income (loss) from continuing operations	(488)	(376)	(1,791)

Income (loss) from discontinued operations, net of income taxes	—	(13)	(8)

Net income (loss)	(488)	(389)	(1,799)
Less: Net income (loss) attributable to noncontrolling interests	21	—	22
Net income (loss) attributable to Hess Corporation	(509)	(389)	(1,821)

Less: Preferred stock dividends	6	—	—
Net income (loss) applicable to Hess Corporation common stockholders	$(515)	$(389)	$(1,821)

Cash Flow Information

Net cash provided by operating activities before working capital changes	$148	$470	$222
Changes in working capital	(208)	(34)	401
Net cash provided by (used in) operating activities	(60)	436	623
Net cash provided by (used in) investing activities	(613)	(1,226)	(909)
Net cash provided by (used in) financing activities	1,514	(148)	(11)
Net increase (decrease) in Cash and cash equivalents	$841	$(938)	$(297)

Additions to Property, plant and equipment included within Investing activities:
Capital expenditures incurred	$(540)	$(1,237)	$(941)
Increase (decrease) in related liabilities	(80)	(74)	6
Additions to Property, plant and equipment	$(620)	$(1,311)	$(935)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	March 31,	December 31,
	2016	2015
Balance Sheet Information

Cash and cash equivalents	$3,557	$2,716
Other current assets	1,388	1,688
Property, plant and equipment – net	26,241	26,352
Other long-term assets	3,622	3,401
Total assets	$34,808	$34,157

Current maturities of long-term debt	$94	$86
Other current liabilities	2,099	2,542
Long-term debt	6,498	6,506
Other long-term liabilities	4,483	4,622
Total equity excluding other comprehensive income (loss)	22,082	21,050
Accumulated other comprehensive income (loss)	(1,484)	(1,664)
Noncontrolling interests	1,036	1,015
Total liabilities and equity	$34,808	$34,157

	March 31,	December 31,
	2016	2015
Total Debt

Hess	$5,883	$5,888
Bakken Midstream (a)	709	704
Hess Consolidated	$6,592	$6,592
(a)	Bakken Midstream debt is non-recourse to Hess Corporation.

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$116	$434	$248
Other Onshore	22	80	72
Total Onshore	138	514	320
Offshore	205	279	257
Total United States	343	793	577

Europe	48	115	43
Africa	3	88	2
Asia and other	150	248	321
E&P Capital and exploratory expenditures	$544	$1,244	$943

Total exploration expenses charged to income included above	$39	$47	$105

Bakken Midstream Capital expenditures	$35	$40	$103

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2016
	United States	International		Total
Income Statement

Total revenues and non-operating income
Sales and other operating revenues	$599	$374		$973
Other, net	6	4		10
Total revenues and non-operating income	605	378		983

Costs and expenses
Cost of products sold (excluding items shown separately below)(b)	184	12		196
Operating costs and expenses	221	170		391
Production and severance taxes	17	2		19
Bakken Midstream tariffs	112	—		112
Exploration expenses, including dry holes and lease impairment	108	24		132
General and administrative expenses	51	5		56
Depreciation, depletion and amortization	537	305		842
Total costs and expenses	1,230	518		1,748

Results of operations before income taxes	(625)	(140)		(765)
Provision (benefit) for income taxes	(241)	(73)		(314)
Net income (loss) attributable to Hess Corporation	$(384)	$(67)		$(451)

	First Quarter 2015
	United States	International		Total
Income Statement

Total revenues and non-operating income
Sales and other operating revenues	$937	$601		$1,538
Other, net	(7)	18		11
	930	619		1,549

Costs and expenses
Cost of products sold (excluding items shown separately below)(b)	344	(38)		306
Operating costs and expenses	213	230		443
Production and severance taxes	34	2		36
Bakken Midstream tariffs	102	—		102
Exploration expenses, including dry holes and lease impairment	36	233		269
General and administrative expenses	76	10		86
Depreciation, depletion and amortization	528	404		932
Total costs and expenses	1,333	841		2,174

Results of operations before income taxes	(403)	(222)		(625)
Provision (benefit) for income taxes	(142)	(169)		(311)
Net income (loss) attributable to Hess Corporation	$(261)	$(53)	(a)	$(314)
(a)

After-tax realized net gains from crude oil hedging activities amounted to $1 million in the first quarter of 2015.  Unrealized changes in crude oil hedging activities, which are included in Other operating revenues, amounted to gains of $10 million after-tax in the first quarter of 2015.

(b)	Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2015
	United States		International		Total
Income Statement

Total revenues and non-operating income
Sales and other operating revenues	$932		$542		$1,474
Other, net	(15)		(36)		(51)
Total revenues and non-operating income	917		506		1,423

Costs and expenses
Cost of products sold (excluding items shown separately below)(c)	342		(11)		331
Operating costs and expenses	199		244		443
Production and severance taxes	32		4		36
Bakken Midstream tariffs	114		—		114
Exploration expenses, including dry holes and lease impairment	84		294		378
General and administrative expenses	60		14		74
Depreciation, depletion and amortization	602		351		953
Impairments	601		630		1,231
Total costs and expenses	2,034		1,526		3,560

Results of operations before income taxes	(1,117)		(1,020)		(2,137)
Provision (benefit) for income taxes	(234)		(190)		(424)
Net income (loss) attributable to Hess Corporation	$(883)	(a)	$(830)	(b)	$(1,713)
(a)	After-tax realized net gains from crude oil hedging activities were $18 million in the fourth quarter of 2015.
(b)	After-tax realized net gains from crude oil hedging activities were $37 million in the fourth quarter of 2015.
(c)	Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	73	79	78
Other Onshore	10	11	11
Total Onshore	83	90	89
Offshore	51	50	52
Total United States	134	140	141

Europe	35	36	38
Africa (a)	37	52	52
Asia	2	2	2
Total	208	230	233

Natural gas liquids - barrels
United States
Bakken	27	19	21
Other Onshore	13	9	12
Total Onshore	40	28	33
Offshore	6	6	6
Total United States	46	34	39

Europe	1	1	1
Total	47	35	40

Natural gas - mcf
United States
Bakken	67	58	60
Other Onshore	135	79	138
Total Onshore	202	137	198
Offshore	74	65	90
Total United States	276	202	288

Europe	45	36	48
Asia	250	336	235
Total	571	574	571

Barrels of oil equivalent	350	361	368
(a)	The Corporation sold its Algerian operations on December 31, 2015. Included above is production from Algeria of 6,000 bopd in the first quarter of 2015 and 10,000 bopd in the fourth quarter of 2015.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Sales Volumes Per Day (in thousands)

Crude oil - barrels	214	219	221
Natural gas liquids - barrels	47	35	41
Natural gas - mcf	571	574	572
Barrels of oil equivalent	356	349	357

Sales Volumes (in thousands)

Crude oil - barrels	19,449	19,708	20,316
Natural gas liquids - barrels	4,254	3,119	3,732
Natural gas - mcf	51,970	51,641	52,591
Barrels of oil equivalent	32,365	31,434	32,813

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$26.90	$39.01	$40.48
Offshore	27.02	43.55	37.88
Total United States	26.94	40.62	39.52
Europe	32.52	53.31	52.81
Africa	28.87	52.93	49.99
Asia	39.13	48.44	40.89
Worldwide	28.50	45.08	43.73

Crude oil - per barrel (excluding hedging)
United States
Onshore	$26.90	$39.01	$36.93
Offshore	27.02	43.55	37.88
Total United States	26.94	40.62	37.28
Europe	32.52	53.17	44.49
Africa	28.87	52.82	41.98
Asia	39.13	48.44	40.89
Worldwide	28.50	45.04	39.40

Natural gas liquids - per barrel
United States
Onshore	$6.87	$14.22	$8.34
Offshore	9.66	15.71	13.74
Total United States	7.20	14.47	9.13
Europe	16.24	27.58	22.19
Worldwide	7.44	14.91	9.61

Natural gas - per mcf
United States
Onshore	$1.20	$2.07	$1.31
Offshore	1.47	2.31	1.37
Total United States	1.27	2.15	1.33
Europe	4.59	7.95	5.55
Asia and other	5.58	5.95	5.60
Worldwide	3.42	4.74	3.44

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED) AND OPERATING DATA

($ IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Income Statement

Revenues and non-operating income
Total revenues and non-operating income	$119	$130	$141

Costs and expenses
Operating costs and expenses	45	63	69
General and administrative expenses	4	2	5
Depreciation, depletion and amortization	23	21	23
Interest expense	4	1	4
Total costs and expenses	76	87	101

Results of operations before income taxes	43	43	40
Provision (benefit) for income taxes	8	16	7
Net income (loss)	35	27	33
Less: Net income attributable to noncontrolling interests (a)	21	—	22
Net income (loss) attributable to Hess Corporation	$14	$27	$11

(a) On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	First	First	Fourth
	Quarter	Quarter	Quarter
	2016	2015	2015
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant – mcf of natural gas per day	193	179	186

Export
Terminal throughput – bopd (a)	63	79	62
Tioga rail terminal crude loading – bopd (b)	33	50	42
Rail services – bopd (c)	29	40	43

Pipelines
Oil gathering – bopd	57	28	50
Gas gathering – mcf of natural gas per day	205	204	198

(a)  Volume of crude oil received at the Ramburg truck facility for transportation to the Tioga rail terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga rail terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga rail terminal and third party terminals.